SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John J. Morris, Jr. will be named to the position of Executive Vice President and Chief Operating Officer of Waste Management, Inc. (the “Company”), to be effective immediately following the previously-announced retirement of Mr. James E. Trevathan, Jr. at the end of 2018.

Mr. Morris, age 49, has been with the Company for over 20 years in a number of operating positions of increasing responsibility.  Most recently, Mr. Morris has served as Senior Vice President — Operations since 2012.  Prior to that promotion, Mr. Morris held positions including Chief Strategy Officer, Area Vice President and Market Area General Manager.  Mr. Morris earned a Bachelor of Science degree from Rutgers University.

The terms of modified compensation to be provided to Mr. Morris in connection with his promotion are not currently available. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company will file an amendment to this Form 8-K as necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: September 4, 2018	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and Chief Legal Officer